$15,000,000

                           REVOLVING CREDIT AGREEMENT

                                     between

                            MARKMAN MULTIFUND TRUST,

                                  on behalf of

                            MARKMAN CORE GROWTH FUND

                                       and

                                FIFTH THIRD BANK

                          Dated as of February 25, 2008

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                                TABLE OF CONTENTS

                                                                            Page

Section 1       Definitions....................................................1
       1.1      Specific Definitions...........................................1
       1.2      GAAP and Uniform Commercial Code...............................3
Section 2       Loan and Term..................................................3
       2.1      Revolving Credit Loans.........................................3
       2.2      Notes..........................................................4
       2.3      Principal......................................................4
       2.4      Interest.......................................................4
       2.5      Term of Facility...............................................4
       2.6      Accounting.....................................................4
       2.7      Use of Proceeds................................................4
Section 3       Representations and Warranties.................................5
       3.1      Organization and Qualification.................................5
       3.2      Due Authorization..............................................5
       3.3      Litigation.....................................................5
       3.4      Margin Stock...................................................5
       3.5      Laws and Taxes.................................................5
       3.6      Financial Condition............................................6
       3.7      Representations in Exhibit 3.7.................................6
       3.8      Trustee and Shareholder Action.................................6
Section 4       Financial Statements and Information...........................6
       4.1      Financial Statements...........................................6
Section 5       Covenants......................................................6
       5.1      Existence; Merger..............................................6
       5.2      Pledge or Encumbrance of Assets................................6
       5.3      Business.......................................................7
       5.4      Compliance with Law............................................7
       5.5      Representations................................................7
Section 6       Conditions Precedent...........................................7
       6.1      Conditions to Initial Loan.....................................7
       6.2      Conditions to Each Loan........................................8
Section 7       Events of Default and Remedies.................................8
       7.1      Events of Default..............................................8
       7.2      Remedies.......................................................9
       7.3      Cumulative Remedies............................................9
Section 8       Miscellaneous Provisions......................................10
       8.1      Delays and Waiver.............................................10
       8.2      Waiver by Borrower............................................10
       8.3      Complete Agreement............................................10
       8.4      Severability..................................................10
       8.5      Binding Effect................................................10
       8.6      Notices.......................................................10
       8.7      Governing Law; Jurisdiction...................................11

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Exhibits

Exhibit 1.1    -    Fund Borrowing Limits
Exhibit 2.1    -    List of Authorized Representatives
Exhibit 2.2    -    Revolving Note
Exhibit 3.1    -    Certificate of Borrower
Exhibit 3.7    -    Specific Representations

Appendices

Appendix A     -    Pledge and Security Agreement
Appendix B     -    Report of Pledged Securities
Appendix C     -    Authorization Letter
Appendix D     -    Required Legal Opinions

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT ("Agreement") is entered into as of the 25th day of February, 2008 by and between MARKMAN MULTIFUND TRUST, a Massachusetts business trust (the "Borrower") on behalf of MARKMAN CORE GROWTH FUND (the "Fund"), and FIFTH THIRD BANK, an Ohio banking corporation (the "Bank").

Section 1 Definitions.

            1.1 Specific Definitions. The following definitions shall apply:

                  "Authorization Letter" means the Authorization Letter(s) in the form attached as Appendix C hereto and incorporated herein by reference, as executed by the Borrower and the Investment Adviser from time to time on behalf of the Fund, including any and all such documents which may be amended from time to time hereafter, whereby the Borrower and the Investment Adviser authorize the Custodian to direct the making of Loans on behalf of the Borrower pursuant to this Agreement.

                  "Borrowing Limit," with respect to the Fund, means the maximum amount of borrowing that the Fund is permitted to borrow pursuant to Borrower's Declaration of Trust for purposes contemplated by this Agreement as set forth on
Exhibit 1.1.

                  "Business Day" shall mean any day on which Bank shall be open to the public in Cincinnati, Ohio for the transaction of its normal banking business.

                  "Custodian" means Bank's Mutual Fund Services Department.

                  "Custody Agreement" means that certain Custodian Agreement by and between the Custodian and Borrower dated as of June 11, 2002.

                  "Default" means any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.

                  "Event of Default" has the meaning set forth in Section 7.1.

                  "Facility" has the meaning set forth in Section 2.1.

                  "Fund" means the Markman Core Growth Fund, operated by the Borrower.

                  "Insolvency Event" means, with respect to a person, any of the following: a court enters a decree or order for relief in respect to such person in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such person or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against such person; or such person commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing.

                  "Interest Rate" means the Prime Rate.

                  "Investment Adviser" means Markman Capital Management, Inc.

                  "Lien" means any security interest, mortgage, pledge, assignment, or voluntary or involuntary lien, charge or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

                  "Legal Opinion" means the legal opinion issued by counsel to the Borrower to the Bank, that is a condition to the initial Loan as required by
Section 6.1 hereto, and that shall contain the required legal opinions set forth in Appendix D hereto and that is otherwise satisfactory to the Bank.

                  "Loan Documents," with respect to the Fund, means this Agreement, the Note, the Pledge Agreement and the Authorization Letter executed by the Borrower and/or the Investment Adviser on behalf of the Fund, including any and all such documents which may be amended from time to time hereafter.

                  "Maturity Date" shall mean February 25, 2008.

                  "Obligation(s)" means all loans, advances, indebtedness and other obligations of Borrower owed to Bank under this Agreement of every description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, secured or unsecured, and all expenses and attorney's fees incurred by Bank under this Agreement or any other document or instrument related thereto.

                  "Person" shall mean and include an individual, business trust, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity.

                  "Pledge Agreement," with respect to the Fund, means that Pledge and Security Agreement by and between Bank and Borrower, on behalf of the Fund, in the form attached as Appendix A hereto and incorporated herein by reference and as such form may be amended from time to time thereafter.

                  "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio, whether or not Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

                  "Report of Pledged Securities" means the Report of Pledged Securities in the form attached as Appendix B hereto, and as such form may be amended from time to time thereafter, executed on behalf of the Fund upon the making of each Loan hereunder. With respect to Sections 2.5, 7.1 and 7.2 hereof, the term "Report of Pledged Securities" shall only mean such Report(s) of Pledged Securities executed in connection with any Loans that are then outstanding.

                  "Trust Custody Account," with respect to the Fund, means Borrower's account established with the Custodian on behalf of the Fund pursuant to the Custody Agreement.

            1.2 GAAP and Uniform Commercial Code. All financial terms used in this Agreement, other than those defined in this Section 1, shall have the meanings given to them by generally accepted accounting principles. All other undefined terms shall have the meanings given to them in the Uniform Commercial Code then in effect.

Section 2 Loan and Term.

            2.1 Revolving Credit Loans.

                  (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank may make loans (the "Loans") to the Fund from time to time during the term of this Agreement, in an amount up to $15,000,000.00; provided, however, the Borrower shall not at any time incur borrowings with respect to the Fund such that the aggregate Loans then outstanding would exceed $15,000,000.00. Notwithstanding the foregoing, in no event may Borrower borrow an amount on behalf of the Fund that would exceed the Fund's Borrowing Limit on the day that any Loan is requested hereunder. Bank shall have sole discretion at all times as to whether or not to make any Loans. Borrower may borrow and reborrow hereunder, provided that the principal amount of all Loans outstanding at any one time to Borrower shall not exceed $15,000,000.00 in the aggregate.

                  (b) Borrower, its Investment Adviser or its authorized agent, including without limitation the Custodian pursuant to the terms of the Authorization Letter, must give Bank written or telephonic notice of Borrower's intention to borrow under this Agreement by 4:00 p.m. local Cincinnati time on the proposed date. Bank is authorized to make Loans based on the telephonic or other instructions received from any authorized representative of Borrower, its Investment Adviser or authorized agent as listed on Exhibit 2.1 attached hereto and incorporated herein by reference, which list may be modified by Borrower from time to time by written notice to Bank. Provided that all conditions precedent to the making of any Loan as set forth in Section 6 have been satisfied, Bank will make Loans by crediting the amount thereof to the appropriate demand deposit account at Bank established by Borrower for the Fund in accordance with Section 6.1(g) or such other account as Bank and Borrower may agree.

                  (c) Borrower may repay principal and accrued interest on the Loans upon its authorized representative directing the Custodian to apply cash held by the Custodian for the Fund, on Borrower's behalf, to the repayment of such amounts. This Section 2.1(c) shall in no way limit the obligation of Borrower to pay the Loans nor shall the sources of funds from which Borrower may repay the Loans be limited to the borrowing Fund's Trust Custody Account.

            2.2 Notes. On the Closing Date, Borrower shall duly issue and deliver to Bank on behalf of the Fund a Note in the form of Exhibit 2.2 (the "Note") in the maximum principal amount permitted to be borrowed by the Fund in accordance with Section 2.1(a).

            2.3 Principal. The principal balance of all Loans will be payable in immediately available funds at the principal office of Bank no later than 2:00 p.m. on the thirtieth (30th) Business Day following the date any Loan is made by Bank to Borrower hereunder.

            2.4 Interest. All Loans outstanding from time to time shall bear interest at the Interest Rate in effect on the Business Day that the Loan is made. Interest on each Loan will accrue daily, will be calculated based on a 360 day year and charged for the actual number of days elapsed, and will be payable in immediately available funds at the principal office of Bank on the same day the Loan is repaid and in no event shall such repayment of principal and interest occur later than 2:00 p.m. on the thirtieth (30th) Business Day following the date any Loan is made by Bank to Borrower. Those amounts, if not timely paid, shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided in this Agreement. After the occurrence of an Event of Default, the Loans shall bear interest at a rate of 6% per annum above the Prime Rate; this provision does not constitute a waiver of any Event of Default or an agreement by Bank to permit any late payments whatsoever.

            2.5 Term of Facility. Except as otherwise provided in this Section 2.5, the term of the Facility shall expire on the Maturity Date, and the entire outstanding principal balance of the Notes, and all accrued interest, shall become due and payable not later than that date in the event that any principal or accrued interest has not been previously repaid. This Facility may be extended for successive one year terms upon (a) the Bank's executive committee (or similar committee established from time to time) approving an extension of the Facility and (b) the Bank giving written notice of such extension to Borrower no less than thirty days prior to the end of the current or extended term; provided, however, that the Borrower may elect not to renew the Facility by giving written notice to the Bank no less than sixty (60) days prior to the end of the current or extended term. This Facility shall automatically terminate upon the termination of the Custody Agreement except upon the simultaneous execution by Bank and Borrower of a substantially identical custody agreement in replacement thereof. Until all Obligations have been fully repaid and this Agreement has terminated, Bank shall retain its security interest in all collateral, then existing or arising thereafter, pledged to Bank pursuant to the Pledge Agreements and as identified in the Reports of Pledged Securities.

            2.6 Accounting. After the end of each calendar month, Bank will render to Borrower a statement of Borrower's loan account with Bank hereunder, which statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower unless Borrower notifies Bank in writing of any discrepancy within ten (10) Business Days from the mailing of such statement. Such monthly statement shall reflect all borrowings incurred by Borrower on behalf of the Fund under the Facility during the calendar month to which such statement relates.

            2.7 Use of Proceeds. The proceeds of the Loans will be used only for the Fund's daily cash needs as a temporary measure for extraordinary or emergency purposes, or for the clearance of transactions, including without limitation the payment of redemptions occurring after the Fund's cash funds have already been committed to overnight investments and which might otherwise require the untimely disposition of the Fund's portfolio securities, or to finance the purchase (on an interim basis) of portfolio securities. Upon disbursement of a Loan in accordance with Section 2.1(b), an authorized representative of Borrower as listed on Exhibit 2.1 may authorize the Custodian, by telephone or otherwise, to apply all or any portion of such Loan proceeds to the uses specified in this Section 2.7.

Section 3 Representations and Warranties. Borrower, on behalf of the Fund, hereby warrants and represents to Bank the following:

            3.1 Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the power and authority to carry on its business and to enter into and perform this Agreement, the Note, the Pledge Agreement and the Authorization Letter and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information set forth in Exhibit 3.1 hereto, the Certificate of Borrower, and in all attachments thereto, is true and correct.

            3.2 Due Authorization. The execution, delivery and performance by Borrower of this Agreement, the Note, the Pledge Agreement and the Authorization Letter have been duly authorized and approved by all necessary action, and will not contravene any law or any governmental rule or order binding on Borrower, or the Declaration of Trust or Bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien to Bank granted herein. Borrower has duly executed and delivered this Agreement, the Note, the Pledge Agreement and the Authorization Letter and they are valid and binding obligations of Borrower enforceable according to their terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any government body is needed in connection with this transaction.

            3.3 Litigation. There are no material suits or proceedings pending or threatened against or affecting Borrower, and no material proceedings before any governmental body pending or threatened against Borrower. For purposes of this Section 3.3, a suit or proceeding shall be deemed material if the amount of damages claimed or sought by a third party against Borrower exceeds $50,000.00.

            3.4 Margin Stock. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, other than, in each case, in compliance with Regulations U and X of the Board of Governors of the Federal Reserve System. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

            3.5 Laws and Taxes. Borrower has all approvals, authorizations and other rights under the Investment Company Act of 1940 necessary to conduct its business as currently conducted. Borrower: (a) is in material compliance with all laws applicable to it, (b) has filed all required tax returns, (c) has paid all taxes shown to be due and payable on those returns, and (d) no taxing authority has asserted or assessed any additional tax liabilities against Borrower.

            3.6 Financial Condition. All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank were true and correct in all material respects as of their respective dates and all financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. To the best of Borrower's knowledge, (a) Borrower does not have any material obligations or liabilities of any kind not disclosed in that financial information, and (b) there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

            3.7 Representations in Exhibit 3.7. The representations and warranties set forth in Exhibit 3.7, the Specific Representations Exhibit, are true and correct. Except as otherwise permitted hereunder, neither Borrower nor the Fund shall change its name, the state of its formation, or transfer its executive offices to any location other than as specified in that Exhibit.

            3.8 Trustee and Shareholder Action. The Trustees of the Borrower have received all shareholder action and have adopted all resolutions necessary to authorize the Borrower to enter into the Loan Documents and to carry out the transactions contemplated thereby.

Section 4 Financial Statements and Information.

            4.1 Financial Statements. So long as any Obligations to Bank are outstanding, Borrower shall maintain a standard and modern system for accounting in accordance with generally accepted principles of accounting and shall furnish to Bank:

                  (a) Within ten (10) Business Days after they are filed by Borrower with the Securities and Exchange Commission, copies of all prospectuses, statements of additional information, annual reports, financial information, proxy materials and other Securities and Exchange Commission filings as reasonably requested by Bank from time to time; and

                  (b) copies of all financial information and other reports and documents distributed by Borrower to the holders of Borrower's securities.

Section 5 Covenants. Borrower hereby covenants to Bank as follows:

            5.1 Existence; Merger. Borrower and the Fund will maintain its existence and will not change its name, capital structure or state of formation nor merge or consolidate with any corporation or other entity except upon the prior written consent of Bank.

            5.2 Pledge or Encumbrance of Assets. Borrower will not cause or permit the Fund to create, incur, assume or permit to continue in existence any Lien on any property or asset now owned or hereafter acquired by Borrower, except for Liens to Bank and Liens of governmental entities which secure amounts not at the time due and payable and which are imposed by law without the consent of Borrower and except as permitted by the Borrower's Declaration of Trust. Borrower shall not amend its Declaration of Trust to revise the permitted borrowings or authorized pledge provisions contained therein with respect to the Fund, except upon the prior written consent of Bank.

            5.3 Business. Borrower will engage primarily in business of the same general character as that now conducted.

            5.4 Compliance with Law. Borrower will comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets, in all respects material to Borrower's business, assets or prospects, including without limitation the Investment Company Act of 1940 and all applicable blue sky laws.

            5.5 Representations. Borrower covenants that the representations set forth in this Agreement will continue to be correct so long as this Agreement is in effect. Borrower will, within three business days of its knowledge thereof, give written notice to Bank of the existence of any event which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

Section 6 Conditions Precedent.

            6.1 Conditions to Initial Loan. Bank shall not make any Loan until Borrower has delivered to Bank, in addition to this Agreement and the Notes, the following in form and substance satisfactory to Bank:

                  (a) the Pledge Agreement;

                  (b) the Legal Opinion;

                  (c) all appropriate financing statements (Form UCC-1);

                  (d) a Certificate of Borrower in the form of Exhibit 3.1, and all attachments thereto;

                  (e) as Bank may require, UCC searches, tax lien and litigation searches, insurance certificates, notices, filings, acknowledgments or other documents or control agreements to reflect, perfect, or protect the priority of Bank's priority Lien in the collateral pledged to Bank pursuant to the Pledge Agreements and to fully consummate this transaction;

                  (f) payment by Borrower of all fees and expenses of Bank, including without limitation, counsel fees incurred by Bank in connection with the preparation, negotiation, administration and enforcement of this Agreement, and all recording fees and taxes, if any;

                  (g) as Bank may require, all documentation needed to establish a demand deposit account with Bank for the Fund if necessary for administrative and operational purposes, which account shall be used to receive proceeds of Loans made hereunder to the Fund;

                  (h) the Authorization Letter; and

                  (i) such additional information and materials as Bank may reasonably request.

            6.2 Conditions to Each Loan. Bank shall not make any Loan:

                  (a) if there has occurred, and has not been waived, any Default or Event of Default; or

                  (b) if Borrower, its Investment Adviser or other authorized agent has not delivered to Bank a Report of Pledged Securities on behalf of the Fund requesting such borrowing, executed by an authorized representative of Borrower as listed in Exhibit 2.1; it being agreed that this Section 6.2(b) shall be deemed satisfied upon Bank's receipt of a facsimile copy of such executed Report of Pledged Securities.

Section 7 Events of Default and Remedies.

            7.1 Events of Default. Any of the following events shall be an Event of Default:

                  (a) any representation or warranty made by Borrower herein, or in any other Loan Document or any document furnished to Bank by Borrower under this Agreement, is incorrect when made or when reaffirmed; or

                  (b) Borrower defaults in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise; or

                  (c) Borrower fails to deliver to Bank the original executed Report of Pledged Securities by 2:00 p.m. local Cincinnati time on the Business Day following the making of a Loan, except if the Loan was made upon the direction of the Custodian pursuant to the authority granted to it under the Authorization Letter; or

                  (d) Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed by Borrower pursuant to the terms hereof; or

                  (e) an Insolvency Event occurs with respect to Borrower; or

                  (f) any of the following occurs: there is a material impairment of the value or priority of Bank's Lien in collateral pledged to Bank under a Pledge Agreement and as identified in any Report of Pledged Securities, provided, however, that no such decline in value shall be an Event of Default so long as (i) the collateral pledged to Bank by Borrower has a market value at least equal to the greater of (x) the amount of all outstanding Loans hereunder or (y) 95% of the market value of the collateral as of the date first pledged to Bank in connection with the then outstanding Loans, and (ii) the Bank has a first priority Lien in all such collateral; a notice of lien, levy or assessment is filed against Borrower or an asset of Borrower by any government authority; or a judgment or other claim becomes a Lien on any collateral; or any asset of Borrower is seized, attached, or otherwise levied upon by a judicial officer; or

                  (g) any event occurs which might, in Bank's reasonable opinion, have a material adverse effect on the collateral pledged to Bank under the Pledge Agreement and as identified in the Reports of Pledged Securities or on Borrower's financial condition, operations or prospects; or

                  (h) the Custody Agreement is terminated except upon the simultaneous execution by Bank and Borrower of a substantially identical custody agreement in replacement thereof; or

                  (i) an Event of Default occurs under any Loan Document.

            7.2 Remedies. If any Event of Default shall occur and be continuing:

                  (a) Bank may cease advancing money hereunder, and/or declare all Obligations to be due and payable immediately (and, upon the occurrence of an Event of Default based on an Insolvency Event, all Obligations shall become automatically due and payable without a declaration by Bank), whereupon they shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

                  (b) Bank may set off against the Obligations, (i) all collateral pledged to Bank under the Pledge Agreements and as identified in the Reports of Pledged Securities and (ii) all cash in the Trust Custody Account from time to time following the Event of Default.

                  (c) Bank may resort to the rights and remedies of a secured party under the Uniform Commercial Code.

                  (d) Bank may in its sole discretion pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its Lien, and pay all expenses incurred in connection therewith.

                  Notwithstanding anything herein to the contrary, no provision of this Agreement or of any other Loan Document shall be construed to give or vest in Bank any right of set off against, or any rights to any other assets, property or securities of the Fund in or under the Bank's control or custody, other than the cash in the Fund's Trust Custody Account as specified in Section 7.2(b) and the collateral specifically pledged by Borrower on behalf of the Fund under that particular Fund's Pledge Agreement and as identified in that particular Fund's Report of Pledged Securities to the payment of the amounts due hereunder and under the Note. Moreover, no provision of this Agreement or of any other Loan Document shall be construed as granting the Bank a security interest in any collateral for the purpose of paying any attorney's fees constituting any portion of the Obligations or which may be otherwise due under any such agreement.

            7.3 Cumulative Remedies. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or any other agreement or now or hereafter existing at law or in equity or by statute. Bank may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election.

Section 8 Miscellaneous Provisions.

            8.1 Delays and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

            8.2 Waiver by Borrower. Borrower waives notice of non-payment, demand, presentment or protest; consents to any renewals or extensions of time of payment with respect to the Notes and any amount due thereunder; and generally waives any and all suretyship defenses and defenses in the nature thereof.

            8.3 Complete Agreement. This Agreement and the Exhibits are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing which explicitly states that it amends this Agreement, and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

            8.4 Severability. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

            8.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto; however, neither Borrower nor Bank may assign any of its respective rights or delegate any of its respective obligations hereunder without the prior written consent of the other.

            8.6 Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when sent by facsimile transmission, addressed as follows:

                  To Borrower:    Markman MultiFund Trust
                                  6600 France Avenue South, Suite 565
                                  Edina, Minnesota 55435
                                  Attention:  Judith Fansler, Treasurer
                                  Fax No:  (952) 920-7548

                  To Bank:        Fifth Third Bank
                                  38 Fountain Square Plaza
                                  Cincinnati, Ohio 45263
                                  Attention:  Commercial Loan Department
                                  Fax No:  (513) 579-5226


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

                  with a copy to: Fifth Third Bank
                                  38 Fountain Square Plaza
                                  Cincinnati, Ohio  45263
                                  Attention:  Mutual Fund Services Department
                                  Fax No:  (513) 579-5444

            Either party may change such address by sending notice of the change to the other party.

            8.7 Governing Law; Jurisdiction. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            8.8 Confession of Judgment. Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligation its attorneys' fees.



                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                                      MARKMAN MULTIFUND TRUST on behalf of its series, the Markman Core Growth Fund

                                      By: _/s/ Robert Markman_____________

                                      Name: _Robert Markman______________

                                      Title: _President & Chairman__________

                                      FIFTH THIRD BANK

                                      By: _/s/ Robert Markey______________

                                      Name: _Robert Markey_______________

                                      Title: _Vice President_____________

STATE OF MINNESOTA         )
                           ) ss:
COUNTY OF _Anoka__________ )

         BEFORE ME, a Notary Public, in and for said State, personally appeared Robert Markman, the President of Markman Multifund Trust, a Massachusetts business trust, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said business trust as aforesaid.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 25 day of February, 2008.

                                              _/s/ Mary M. Nearhoof_____________
                                              Notary Public


STATE OF OHIO              )
                           ) ss:
COUNTY OF HAMILTON         )

         BEFORE ME, a Notary Public, in and for said State, personally appeared Robert Markey, the Vice President, of Fifth Third Bank, a corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1 day of March, 2008.

                                               /s/ Sean Fitzgerald______________
                                               Notary Public

                                   EXHIBIT 1.1
                          TO REVOLVING CREDIT AGREEMENT


                              FUND BORROWING LIMITS

                                   Exhibit 1.1

                              FUND BORROWING LIMITS


Markman Core Growth Fund.

[T]he Portfolio may not: (1) Engage in borrowing except as permitted by the 1940 Act, any rule, regulation or order under the Act or any SEC staff interpretation of the Act. The foregoing is a fundamental policy that cannot be changed unless the change is approved by the lesser of (1) 67% or more of the voting securities present at a meeting of the holders of the outstanding voting securities of the Portfolio, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio.

                                   EXHIBIT 2.1
                          TO REVOLVING CREDIT AGREEMENT


                       LIST OF AUTHORIZED REPRESENTATIVES

                                   Exhibit 2.1

                       LIST OF AUTHORIZED REPRESENTATIVES

         In accordance with Section 2.1(b) of that certain Revolving Credit Agreement dated February 25, 2008 between Markman Multifund Trust (the "Borrower") and Fifth Third Bank (the "Bank"), Borrower hereby authorizes Bank to act upon the telephonic and/or written instructions of the following authorized representatives of Borrower:

         Borrower:            Robert J. Markman, President and Chairman
                              Judith E. Fansler, Treasurer and Secretary

         Investment Adviser:  Markman Capital Management, Inc.:
                                           Robert J. Markman
                                           Judith E. Fansler
                                           Mary Peterson Nearhoof

         Custodian:           Any and all officers and employees of Fifth
                              Third Bank Mutual Fund Services Department.

                                           MARKMAN MULTIFUND TRUST on behalf of
                                           the Markman Core Growth Fund

Date:  2-25-08                             By:  _/s/ Robert Markman_____

                                           Name: _Robert Markman_______________

                                           Title: _President & Chairman_____

                                   EXHIBIT 2.2
                          TO REVOLVING CREDIT AGREEMENT


                             FORM OF REVOLVING NOTE

                                 REVOLVING NOTE

                            MARKMAN CORE GROWTH FUND

                                                                Cincinnati, Ohio
$15,000,000.00                                                 February 25, 2008

         MARKMAN MULTIFUND TRUST, a Massachusetts business trust (the "Borrower") on behalf of the Markman Core Growth Fund, for value received, hereby promises to pay to the order of FIFTH THIRD BANK (the "Bank") at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN MILLION DOLLARS EVEN ($15,000,000.00) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Revolving Credit Agreement of even date herewith by and between Borrower and Bank, as same may be amended from time to time (the "Agreement").

         Borrower covenants that the funds borrowed by it from Bank as reflected on this Note shall be used solely on behalf of the Markman Core Growth Fund. Borrower further acknowledges that only securities held by Borrower for the Markman Core Growth Fund are or will be pledged by Borrower to Bank to secure such borrowing.

         The principal balance hereof outstanding from time to time shall bear interest at the Prime Rate (as defined below) in effect from time to time. Interest on each Loan will accrue daily, will be calculated based on a 360-day year and charged for the actual number of days elapsed. All outstanding principal and interest will be payable at 2:00 p.m. of the thirtieth (30th) business day following the making of any Loan hereunder. After the occurrence of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), at a rate per annum equal to six percent (6%) above the Prime Rate, until paid, and whether before or after the entry of judgment hereon.

         The Prime Rate means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio, whether or not Bank shall at times lend to borrowers at lower rates of interest, or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

         The principal amount of each loan made by Bank and the amount of each prepayment made by Borrower shall be recorded by Bank on the schedule attached hereto or in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry shall not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

         This Note is the Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

         In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank shall refund to Borrower such excess.

         Borrower and all endorsers, sureties, guarantors and other persons liable on this Note, if any, hereby waive notice of non-payment, demand, presentment or protest in connection with the delivery, performance and enforcement of this Note; consent to one or more renewals or extensions of this Note; and generally waive any and all suretyship defenses and defenses in the nature thereof.

         This Note may not be changed orally, but only by an instrument in writing.

         This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         Each and every obligor hereunder authorizes any attorney of record to appear for them in any court of record in the state of Ohio, after this Note becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against them in favor of the holder of this Note, for the principal amount of this Note plus interest at the Note rate, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If this Note is referred to any attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to Holder its attorneys' fees.

--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                                      MARKMAN MULTIFUND TRUST on behalf of
                                      its series,  the Markman Core Growth Fund

                                      By: /s/ Robert Markman

                                      Name: Robert Markman

                                      Title: President & Chairman

STATE OF MINNESOTA         )
                           )  ss:
COUNTY OF _Anoka______     )

         BEFORE ME, a Notary Public, in and for said State, personally appeared Robert Markman, the President of MARKMAN MULTIFUND TRUST, a Massachusetts business trust, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 25 day of February, 2008.

                                              _/s/ Mary M. Nearhoof_______
                                              Notary Public

                         LOANS AND PAYMENTS OF PRINCIPAL

----------------------------------------------------------------------------------------------------------------------
            Date                      Amount of Loan               Principal Paid         Unpaid Principal Balance
            ----                      --------------               --------------         ------------------------
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 3.1
                          TO REVOLVING CREDIT AGREEMENT


                         FORM OF CERTIFICATE OF BORROWER

                             MARKMAN MULTIFUND TRUST

                             CERTIFICATE OF BORROWER

                          re: $15,000,000.00 Financing
                              From Fifth Third Bank

         The undersigned does hereby certify that she is the duly elected, qualified and acting Secretary of MARKMAN MULTIFUND TRUST, a Massachusetts business trust (the "Borrower"), and the undersigned does hereby further certify as follows:

      1. Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of Commonwealth of Massachusetts.

      2. Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of Borrower, as in effect on the date hereof.

      3. The following persons are the duly elected officers of Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

      Name                         Title                         Signature
------------------                                        ----------------------
                                                           /s/ Robert J. Markman
Robert J. Markman         President and Chairman
------------------                                        ----------------------
                                                           /s/ Judith E. Fansler
                      Secretary, Treasurer and Chief
Judith E. Fansler           Compliance Officer
------------------                                        ----------------------

      4. Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

      5. Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.

      6. Borrower is in good standing in the state of its formation. Attached hereto, marked Attachment C, is a long-form certificate of good standing issued within the past 30 days by the Secretary of State of Massachusetts.

         IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this _25__ day of February, 2008.

                                    /s/ Judith E. Fansler
                                    ---------------------
                                    Judith E. Fansler, Secretary

         The undersigned does hereby certify that he is the President of Borrower, and does further certify that Judith E. Fansler is the Secretary of Borrower, and that his signature set forth above is his true and customary signature.

                                    /s/ Robert J. Markman
                                    ---------------------
                                    Robert J. Markman, President

                                   EXHIBIT 3.7
                          TO REVOLVING CREDIT AGREEMENT


                      SPECIFIC REPRESENTATIONS OF BORROWER

                                   Exhibit 3.7

                      SPECIFIC REPRESENTATIONS OF BORROWER

1.       The exact legal name of Borrower is: MARKMAN MULTIFUND TRUST.

2. If Borrower has changed its name since it was established, its past legal names were: N/A__________________________________________.

3.       Borrower uses in its business and owns the following trade names:
         N/A__________________________________________.

4. Borrower was formed on September 7, 1994, under the laws of the Commonwealth of Massachusetts and is in good standing under those laws.

5. Borrower has its chief executive office and principal place of business at: 6600 France Avenue South, Suite 485, Edina, Minnesota 55435. Borrower maintains all of its records with respect to its Accounts at that address.

6.       Borrower also has places of business at:
         N/A__________________________________________.

7. No securities owned by Borrower are located at any other place, nor were they located at any other place within the past four (4) months, except as held by Fifth Third Bank, as custodian, and by the agents and sub-custodians of Fifth Third Bank.
         N/A__________________________________________.

8. In the past five (5) years Borrower has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except: N/A.

9.       The Fund operated by Borrower is: Markman Core Growth Fund.

10. If the name of any Fund has been changed since it was formed, its past names are: On December 30, 2002, the Markman Total Return Fund (currently known as the Markman Core Growth Fund) acquired the assets and assumed the liabilities of three series of Markman Multifund Trust: the Aggressive Allocation Portfolio, the Conservative Allocation Portfolio and the Moderate Allocation Portfolio. On May 1, 2005, the Markman Total Return Fund changed its name to the Markman Total Return Core Fund. On May 2, 2006, the Fund changed its name from the Markman Total Return Core Fund to the Markman Core Growth Fund.

                                   APPENDIX A

                          TO REVOLVING CREDIT AGREEMENT


                            FORM OF PLEDGE AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT

                            MARKMAN CORE GROWTH FUND

         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated as of February 25, 2008 between MARKMAN MULTIFUND TRUST, a Massachusetts business trust on behalf of the Markman Core Growth Fund (the "Pledgor") and FIFTH THIRD BANK, an Ohio banking corporation ("Pledgee").

                                   WITNESSETH:

         WHEREAS, Pledgor and Pledgee have previously entered into a Custody Agreement dated June 11, 2002, as may be amended from time to time hereafter ("the Custody Agreement") pursuant to which Pledgee holds securities as custodian for Pledgor on behalf of Markman Core Growth Fund (the "Fund"), all as more fully set forth in the Custody Agreement; and

         WHEREAS, contemporaneously with the execution of this agreement, on behalf of the Fund Pledgor is issuing to Pledgee a promissory note in the principal amount of $15,000,000.00 (the "Note") in connection with the execution on the date hereof by Pledgor on behalf of the Fund and Pledgee of that certain Revolving Credit Agreement (the "Loan Agreement"); and

         WHEREAS, Pledgee is unwilling to execute the Loan Agreement until this Agreement is executed and delivered by Pledgor whereby Pledgor is agreeing to pledge certain securities owned by the Fund to secure borrowings incurred by Pledgor on behalf of the Fund under the Loan Agreement and as reflected on the Note.

         NOW, THEREFORE, in consideration of the premises and to induce Pledgee to agree to execute the Loan Agreement, it is agreed as follows:

         1. Secured Obligations. "Obligation(s)" means all loans, advances, indebtedness and other obligations of Pledgor owed to Pledgee under the Loan Agreement, as the same may be amended from time to time hereafter, of every description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, secured or unsecured, and all expenses and attorney's fees incurred by Pledgee under this Agreement or any other document or instrument related thereto.

         2. Pledge. The Pledgor pledges, mortgages, assigns, transfers, delivers, deposits, sets over and confirms as a first priority pledge to the Pledgee and its successors and assigns, with full power and discretion as hereinafter provided, the Securities (as defined below) now or at any time held or controlled by Pledgee pursuant to the Custody Agreement or by any third party, whether or not acting on behalf of the Pledgee, as collateral security for payment and performance by the Pledgor of the Obligations.

         The Pledgor acknowledges and agrees that so long as this Agreement is in effect, the Pledgee is holding physical possession and/or control of the Securities for the purpose of perfecting its security interest in the Securities, as well as for the purposes set forth in the Custody Agreement.

         "Securities" shall include, without limitation, whether certificated or uncertificated, those common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, banker's acceptances, mortgage backed securities, U.S. Treasury Securities, money market instruments or other obligations, repurchase agreements and the underlying collateral, certificates, receipts, warrants, securities entitlements, securities accounts or other investment property, instruments or documents, all as owned by the Pledgor and as identified on the Report of Pledged Securities (as defined in the Loan Agreement and in the form attached as Appendix B thereto) and incorporated herein by reference (which Report of Pledged Securities shall be amended from time to time and such amendments are incorporated herein by reference), and all additions to the securities identified on the Report of Pledged Securities. Securities shall also include any rights or other interests therein to receive, purchase or subscribe for any of the foregoing and all investments and rights therein. The collateral value of the Securities shall be calculated in accordance with the procedures set forth in the Report of Pledged Securities on the date the Loan is made and the Securities shall be selected in accordance with the priorities listed on the Report of Pledged Securities.

         3. Representations and Warranties. The Pledgor represents and warrants to the Pledgee that:

            (a) As of the date of each Loan, the Pledgor will be the sole beneficial owner of the Securities free and clear of any security interest, pledge, or other lien or encumbrance (collectively, "Lien") thereon or affecting the title thereto, except for Liens to Pledgee and Liens of governmental entities which secure amounts not at the time due and payable and which are imposed by law without the consent of Pledgor;

            (b) Pledgor has the right and requisite authority to pledge, mortgage, assign, transfer, deliver, deposit, set over, grant a security interest in and confirm the Securities to the Pledgee as provided herein;

            (c) Pledgor has obtained all permits, consents, approvals, authorizations or other orders of any person, corporation, partnership, trust, governmental entity, or other entity required for the execution and delivery of this Agreement or the delivery of the Securities to the Pledgee as provided herein; and

            (d) Pledgor has good and marketable title to the Securities, and the Liens granted to the Pledgee pursuant to this Agreement are fully perfected first priority Liens in and to the Securities assuming that the Pledgee has physical possession and/or control of the Securities as set forth in Section 2 and that Pledgee makes and continues such UCC-1 financing statement filings as are necessary to perfect Pledgee's security interest in the Securities.

         The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement and shall be deemed to have been made anew upon the making of each Loan pursuant to the Loan Agreement.

         4. Covenants. The Pledgor covenants and agrees that until payment in full of all the Obligations:

            (a) Without the prior written consent of the Pledgee, it will not mortgage, pledge or otherwise encumber any of Pledgor's rights in or to the Securities or any unpaid dividends or other distributions or payments with respect thereto, or grant a Lien in any of the above; and

            (b) The Pledgor, at Pledgor's expense, will obtain, execute, acknowledge and deliver all such instruments and take all such action necessary (or as the Pledgee from time to time may request) in order to ensure the Pledgee shall have and retain the benefits of the first priority Lien in the Securities intended to be created by this Agreement, including without limitation the delivery of all notices and the procurement of all acknowledgments and/or control agreements as may be required by Article 8 and/or Article 9 of the Uniform Commercial Code, as adopted by the applicable jurisdiction and as amended from time to time.

         5. Control of Securities.

            (a) Except as provided in this Agreement, the Pledgor shall have the rights provided to it in the Custody Agreement. The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Securities for all purposes not inconsistent with the provisions of this Agreement or the Custody Agreement. Notwithstanding anything else set forth in this Agreement, in the event of a conflict between this Agreement and the Custody Agreement, the provisions of this Agreement shall control.

            (b) The Pledgee (itself or through an agent) is hereby authorized and empowered, at its election, to transfer and register in its name or in the name of its nominee the whole or any part of the Securities to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales, but without any previous notice or advertisement, the whole or any part of the Securities and to otherwise act with respect to the Securities as though the Pledgee was the outright owner thereof. In the event that the value of the Securities pledged by Pledgor is insufficient to pay the outstanding Obligations in full, Pledgee may execute in Pledgor's name a Report of Pledged Securities granting to Pledgee a security interest in additional securities owned by Pledgor in an amount equal to the unpaid balance of the Obligations. If the Pledgee should so execute a Report of Pledged Securities in Pledgor's name, the Pledgee shall promptly send a copy of such Report of Pledged Securities to the Pledgor by facsimile transmission at the number specified pursuant to Section 11 of this Agreement. In the event that the Pledgor has pledged any of the Securities identified on such Report of Pledged Securities to any other party, the Pledgor shall promptly notify the Pledgee in writing and Pledgee may substitute other securities of the Pledgor in place thereof. The Pledgor hereby irrevocably constitutes and appoints the Pledgee as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, the Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so for any delay in doing so. Except as provided in the Authorization Letter (as defined in the Loan Agreement), the Pledgee hereby agrees that it shall not exercise any of the powers granted in this Section 5(b) unless an Event of Default (as defined in Section 6) has occurred.

            (c) All dividends and other distributions in respect of any of the Securities, whenever paid or made, shall be delivered to the Pledgee as contemplated by the Custody Agreement and held by the Pledgee subject to the Lien created by this Agreement.

         6. Events of Default. The following shall each constitute an "Event of Default" under this Agreement:

            (a) The occurrence of an Event of Default under the terms of the Loan Agreement or the Note;

            (b) Failure by the Pledgor to observe and perform any covenant, condition, or agreement on the Pledgor's part to be observed or performed under this Agreement; or

            (c) Failure of any representation or warranty of the Pledgor contained in this Agreement to be true when given.

         7. Remedies.

            (a) If an Event of Default shall occur and be continuing, then or at any time thereafter, and in addition to the rights and remedies of Pledgee pursuant to the terms and provisions of the Loan Agreement and the Note, the Pledgee (itself or through an agent) is hereby authorized and empowered at its election, to exercise the voting rights with respect to the Securities, to sell in one or more sales after seven days' notice (which notice the Pledgor agrees is commercially reasonable) but without any previous notice or advertisement, the whole or any part of the Securities. Any sale may be either for cash or upon credit or for future delivery, and the Pledgee may be the purchaser of the whole or any part of the Securities so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Pledgee reserves the right to reject any and all bids at such sale which, in its sole discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Pledgee.

            (b) If, at the original time or times appointed for the sale of the whole or any part of the Securities, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or if the Securities be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Pledgee, in its discretion, the unlikelihood of the proceeds of the sales of all of the Securities being sufficient to discharge all the Obligations, the Pledgee may, on one or more occasions, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after seven days' notice to the Pledgor.

            (c) In the event of any sale(s) hereunder the Pledgee shall, after deducting all costs or expenses of every kind (including, to the full extent permitted by law, attorney's fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sale(s) to the payment or reduction, either in whole or in part, of the Obligations returning the surplus, if any, to the Pledgor.

            (d) If, at any time when the Pledgee shall determine to exercise its right to sell the whole or any part of the Securities hereunder, such Securities or the part thereof to be sold shall not be effectively registered, for any reason whatsoever, under the Securities Act of 1933, as then in effect (or any similar statute then in effect) (the "Securities Act"), the Pledgee may, in its discretion (subject only to applicable requirements of law), sell such Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable, but subject to the other requirements of this Section 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Pledgee in its discretion (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Securities or part thereof could be or shall have been filed under said Securities Act (or similar statute), (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Securities or part thereof. In addition to a private sale as provided above in this Section 7, if any of the Securities shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 7, then the Pledgee shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any person permitted to bid or purchase at sale, (ii) as to the content of legends to be placed upon any certificates representing the Securities sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each person bidding or purchasing at such sale relating to that person's access to financial information about the Pledgor and such person's intentions as to the holding of the Securities so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Pledgee may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with laws affecting the enforcement of creditors' rights and the Securities Act and all applicable state or other jurisdictions' securities laws.

            (e) The Pledgor acknowledges that any sale under the circumstances described in this Section 7 shall be deemed to have been held in a manner which is commercially reasonable. In the event of any such sale under the circumstances described in this Section 7, the Pledgee shall incur no responsibility or liability for selling all or any part of the Securities at a price which the Pledgee may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sales were deferred until after registration as aforesaid.

            (f) The Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Securities or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Pledgee of any one or more of such rights, powers or remedies. No failure or delay on the part of the Pledgee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Pledgee with respect to any such remedies shall operate as a waiver hereof, or limit or impair the Pledgee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.

         8. Waiver.

            (a) Pledgor waives any right to require Pledgee to: (a) proceed against or exhaust any security held for the Obligations, or (b) pursue any other remedy in Pledgee's power whatsoever. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Obligations, and promptness in commencing suit against any party thereto or liable thereon, and in giving notice to or of making any claim or demand hereunder upon the Pledgor.

            (b) No delay on the Pledgee's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Pledgee's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Pledgee's rights as against the Pledgor in any respect. No act or omission of any kind on Pledgee's part shall in any event affect or impair this Agreement.

         9. Indemnification. The Pledgor agrees to indemnify and hold the Pledgee harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Pledgee, in good faith, under this Agreement and in respect of any transactions effected in connection with this Agreement, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Securities as provided herein. The obligations of the Pledgor under this Section shall survive the termination of this Agreement.

         10. Miscellaneous.

            (a) The Pledgor agrees to promptly reimburse Pledgee for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Pledgee in connection with the administration and enforcement of this Agreement and/or the Note and/or the Loan Agreement; provided, however, that this Section 10(a) shall not be construed as granting the Pledgee a security interest in any Securities for the purpose of paying such counsel fees.

            (b) This Agreement shall be binding upon the Pledgor and the Pledgor's assigns, and shall inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Pledgee and the Pledgor.

         11. Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered by hand or when mailed by registered or certified mail, return receipt requested, or when sent by facsimile transmission, addressed as follows:

                   (a)    If to Pledgee, at
                          Fifth Third Bank
                          38 Fountain Square Plaza
                          Cincinnati, Ohio 45263
                          Attention:  Commercial Loan Department
                          Fax No.:  (513) 579-5226

                   (b) If to Pledgor, at Markman Multifund Trust 6600 France Avenue South Edina, Minnesota 55435 Attention: Judith E. Fansler,
                          Treasurer Fax No.: (952) 920-7548

Either party may change such address by sending notice of the change to the other party.

         12. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         13. Governing Law; Jurisdiction. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio. Pledgor agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Pledgee initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Pledgor at its address described in the Notices section of this Agreement. PLEDGEE AND PLEDGOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

                                           MARKMAN MULTIFUND TRUST on
                                           behalf of its series, the Markman
                                           Total Return Portfolio, Pledgor


                                           By: /s/ Robert Markman

                                           Name: Robert Markman__________

                                           Title: President & Chairman


                                           FIFTH THIRD BANK, Pledgee


                                           By: /s/ Robert Markey

                                           Name:_Robert Markey

                                           Title:   Vice President

                                   APPENDIX B
                          TO REVOLVING CREDIT AGREEMENT


                      FORM OF REPORT OF PLEDGED SECURITIES

                          REPORT OF PLEDGED SECURITIES


Name of Borrower:          MARKMAN MULTIFUND TRUST
                           --------------------------


Name of Fund:              MARKMAN CORE GROWTH FUND
                           ------------------------


Amount of Borrowing:
                     -----------------------------------------------------------


Date of Borrowing:
                   -------------------------------------------------------------


            1. The above referenced Borrower hereby requests that Fifth Third Bank ("Bank") loan to Borrower for the benefit of the above referenced Fund on the date hereof the amount shown above pursuant to that certain Revolving Credit Agreement dated February 25, 2008 between Borrower and Bank ("Loan Agreement"). In consideration of, and as a condition precedent to, the making of such loan as contemplated by the Loan Agreement, Borrower hereby pledges to Bank pursuant to that certain Pledge and Security Agreement dated February 25, 2008 ("Pledge Agreement"), the Securities of the Fund (as defined in the Pledge Agreement) set forth on Schedule A hereto.

            2. In selecting the Securities to be pledged to the Bank, Borrower shall select Securities owned by the Fund in accordance with the priorities listed in this Paragraph 2 as shown below. Borrower shall pledge all Securities owned by the Fund within the first priority category before pledging any securities within the second priority category, and so forth, until sufficient Securities are pledged so that the aggregate Collateral Value (as defined below) of all Securities pledged by Borrower equals the amount of the loan requested herein. The Collateral Value shall equal the actual fair market value of the Securities as determined by the Borrower in good faith multiplied by the applicable Collateral Percentage as established in this Paragraph 2 as set forth below.

      Types of                  Collateral
      Priority                  Securities                          Percentage
      --------                  ----------                          ----------
      First                     Cash Balances                        100%

      Second                    U.S. Treasury                         95%
                                Securities

      Third                     U.S. Government                       95%
                                Agency Securities

      Fourth                    Equity Securities                     75%

                                Municipal Securities                  75%

            2. For purposes of this Report of Pledged Securities, the following capitalized terms shall have the meanings set forth below.

            "Cash Balances" means the securities purchased by the Borrower upon the overnight investment of the Fund's cash balances on the date of this Report of Pledged Securities and as identified more particularly on Schedule A hereto.

            "U.S. Treasury Securities" means a direct obligation of the United States Treasury, including without limitation U.S. Treasury bills, notes and bonds, and as identified more particularly on Schedule A hereto.

            "U.S. Government Agency Securities" means notes, bonds, and discount notes issued or guaranteed by United States government agencies or instrumentalities and backed by the full faith and credit of the United States Treasury, including without limitation participation certificates of the Government National Mortgage Association and the Federal National Mortgage Association, and as identified more particularly on Schedule A hereto.

            "Equity Securities" means the capital stock of any corporation incorporated in the United States and as identified more particularly on Schedule A hereto.

            "Municipal Security" means any tax-exempt security issued by a municipality or other political subdivision of any state, including without limitation industrial development bonds and industrial revenue bonds, and as identified more particularly on Schedule A hereto.

            3. All Securities pledged by Borrower to Bank shall (a) be owned by the Fund free and clear of all liens except as set forth in the Pledge Agreement, (b) be held by the Bank as custodian on behalf of the Fund, and (c) have been acquired by the Fund in its ordinary course of business in accordance with its investment policies as set forth in its Statement of Additional Information.

            4. Notwithstanding the foregoing, the Bank may reject in writing any Securities identified by Borrower on Schedule A to be pledged to Bank if the Bank reasonably believes that such Securities do not have the values specified on Schedule A, do not meet the criteria set forth in Paragraph 4 or that the Bank will not have a valid first priority, perfected security interest therein. Upon such rejection, Borrower shall immediately pledge different Securities acceptable to Bank in replacement of the rejected Securities.

                  IN WITNESS WHEREOF, on behalf of the Borrower, its two authorized representatives have set their hands this 27 day of March, 2008.


                                  MARKMAN MULTIFUND TRUST on behalf of its series, the Markman Core Growth Fund

                                  By: /s/ Robert Markman
                                                        ------------------

                                  Name: Robert Markman
                                                      --------------------

                                  Title: President & Chairman
                                                             -------------

                                  By: /s/ Judith Fansler
                                                        ------------------

                                  Name: Judith Fansler
                                                      --------------------

                                  Title: Secretary & Treasurer
                                                               -----------

                                   SCHEDULE A
                         TO REPORT OF PLEDGED SECURITIES

                     SECURITIES PLEDGED BY BORROWER TO BANK

                           Description  Actual Fair   Collateral  Collateral
     Category              of Security  Market Value  Percentage   Value
     --------              -----------  ------------  ----------   -----
I.   Cash Balances

II.  U.S. Treasury
     Securities

III. U.S. Government
     Agency Securities

IV.  Equity Securities

V.   Municipal Securities

     TOTAL COLLATERAL VALUE                                       $
                                                                   ============

                                              MARKMAN MULTIFUND TRUST


Date: 3-27-08_____________                    By: /s/ Robert Markman

                                              Title: Chairman & President

                                              By: /s/ Judith Fansler

                                              Title: Secretary & Treasurer

                                              Name of Fund:

                                              MARKMAN CORE GROWTH FUND

                                   APPENDIX C
                          TO REVOLVING CREDIT AGREEMENT


                          FORM OF AUTHORIZATION LETTER

                              AUTHORIZATION LETTER

                                February 25, 2008


Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio  45263


Ladies and Gentlemen:


            This letter will serve as a notification that MARKMAN MULTIFUND TRUST (the "Trust") and Markman Capital Management, Inc. (the "Investment Advisor") have the power and authority to request and enter into borrowings on behalf of the Markman Total Return Portfolio (the "Fund") pursuant to that certain Revolving Credit Agreement between the Trust and Fifth Third Bank dated as of even date herewith ("Revolving Credit Agreement"). The Trust is the Borrower referenced in the Revolving Credit Agreement. The Adviser is the Investment Adviser for the Trust registered under the Investment Advisers Act of 1940 with SEC registration number 801-37999.

            The Trust and the Investment Adviser hereby expressly authorize Fifth Third Bank through its Mutual Fund Services Department (the "Custodian") as the Borrower's designated representative on behalf of the Fund, without any further oral or written instruction, (a) to request advances from Fifth Third Bank through its Commercial Loan Department (the "Lender") under the Revolving Credit Agreement for the purposes set forth therein on each occasion where the Fund has daily cash needs in excess of the amount of cash then available in the Fund's Trust Custody Account, and (b) to immediately apply when available the cash held by the Custodian on behalf of the Fund to the repayment of principal and interest of the amounts due by the Fund under the Revolving Credit Agreement.

            The Trust and the Investment Adviser hereby acknowledge and agree that certain securities of the Fund are to be pledged as security for any and all advances made to the Fund under the Revolving Credit Agreement pursuant to the terms of the Pledge and Security Agreement to be entered into between the Lender and the Borrower (the Pledge Agreement") and upon the delivery of a Report of Pledged Securities to the Lender. The Trust and the Investment Adviser hereby authorize and direct the Custodian to execute on behalf of the Fund, a Report of Pledged Securities granting to the Lender a security interest in securities owned by the Fund in an amount equal to the Loan.

            The Trust and the Investment Adviser further authorize and direct the Custodian to select securities to be pledged in order of priority as set forth in Section 2 of the Report of Pledged Securities and, within each priority category, to pledge securities in alphabetical order as listed on the Asset Acquisition Ledger prepared by the Custodian from time to time pursuant to the Custody Agreement between the Borrower and the Custodian.

Fifth Third Bank
February 25, 2008
Page 2

            Notwithstanding the authority granted to the Custodian in this Authorization Letter, the Trust and the Investment Adviser shall be at all times responsible for ensuring that the borrowings made by the Fund under the Revolving Credit Agreement do not violate The Investment Company Act of 1940 (the "1940 Act") or any of the rules and regulations thereunder. The Fund shall from time to time promptly inform the Custodian of any applicable limitations, restrictions and/or prohibitions on borrowings by the Fund under any agreement binding upon or affecting the Fund.

            Nothing in this Authorization Letter shall obligate the Custodian to request any advances under the Revolving Credit Agreement. To the extent that the Custodian takes any actions contemplated by this Authorization Letter, the Custodian shall be held to the exercise of reasonable care and shall be without liability to the Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless arising from the gross negligence, bad faith or willful misconduct of the Custodian. The Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the rules and regulations thereunder, any other laws, rules or regulations applicable to the Fund, the provisions of the Fund's charter documents or by-laws, or the Fund's investment objectives and policies as then in effect.

            Nothing contained in this Agreement shall be deemed to modify or amend the Custody Agreement in effect between the Custodian and Trust. The obligations and liabilities of the Lender and the Borrower shall be as set forth in the Revolving Credit Agreement and related loan documents.

            The Trust and the Investment Adviser hereby expressly authorize the Lender to act upon the oral and/or written instructions of the Custodian as the Fund's authorized designated representative, in making advances to the Fund under the Revolving Credit Agreement. The authorizations and designations set forth in this Authorization Letter shall remain in force as to the Fund until delivery to the Custodian and the Lender of written notice by Trust revoking such authorizations and designations.

                                           Sincerely yours,

                                           MARKMAN MULTIFUND TRUST


                                           By: /s/ Robert Markman
                                                                 ---------------
                                           Name:
                                           Title:


                                           MARKMAN CAPITAL MANAGEMENT, INC.


                                           By: /s/ Robert Markman
                                                                 ---------------
                                           Name:
                                           Title:

                                   APPENDIX D
                          TO REVOLVING CREDIT AGREEMENT


                             REQUIRED LEGAL OPINIONS

                             REQUIRED LEGAL OPINIONS

The Legal Opinion to be submitted to the Bank by counsel to the Borrower, pursuant to Section 6.1 of the Loan Agreement, shall contain the following legal opinions:

      1. The Trust is a Massachusetts business trust duly organized validly existing and in good standing having power and authority to execute and deliver and to perform its obligations under the Loan Documents

      2. The execution and delivery of the Loan Documents by the Trust and the performance of its obligations thereunder have been duly authorized by all necessary action of the Trust, and the Loan Documents have been duly executed and delivered by the Trust and are the valid and binding obligations of the Trust enforceable in accordance with their respective terms.

      3. The execution and delivery of the Loan Documents by the Trust and the performance by the Trust and/or by the Trust's authorized representatives of their respective obligations thereunder do not violate or constitute on the part of the Trust a breach of or default under the Trust's Declaration of Trust, any existing law or regulation, or any court order or consent decree to which the Trust is subject, or any agreement, indenture, note, mortgage or other obligation or instrument to which the Trust is a party or to which it may be bound.

      4. The execution and delivery of the Loan Documents by the Trust and the performance by the Trust and/or by the Trust's authorized representatives of their respective obligations thereunder do not violate The Investment Company Act of 1940, as amended (the "1940 Act"), or any of the rules and regulations promulgated thereunder.

      5. There is not pending or, to the best of our knowledge, threatened any material action, suit, proceeding or investigation before or by any court, administrative agency or public board or body against the Trust or its properties.

      6. The execution and delivery by the Trust of the Loan Documents and the performance by the Trust and/or by the Trust's authorized representatives of their respective obligations thereunder are not subject to any authorization, consent, approval or review by any governmental body or regulatory authority not heretofore obtained or effected.

      7. With respect to each of the Securities which is a specific "certificated security" as defined in the Ohio UCC and which is identified to the Bank pursuant to the terms of a Pledge Agreement and related Report of Pledge Securities (the "Certificated Collateral"), upon the Bank's acquiring possession of the Certificated Collateral, assuming the Bank has given value in good faith, has rights in the collateral and has no notice of any lien or adverse claim, or no notice of any charge in any rule, regulation or law, the security interest in favor of the Bank created by the Pledge Agreement in the right, title and interest of the Trust in the Certificated Collateral will be perfected under the Ohio UCC at the time such possession is obtained.

      8. With respect to each of the Securities which is a book entry Treasury security as defined in Subpart B of 31 CFR Part 357 ("Book Entry Treasury Security") and which is identified to the Bank pursuant to the terms of a Pledge Agreement and related Report of Pledge Securities (the "U.S. Treasury Collateral"), upon the Bank's compliance with the book entry procedures set forth in subpart B of 31 CFR Part 357 (the "Book Entry Procedures"), assuming that such Book Entry Procedures would be applied by a court of competent jurisdiction and assuming the Bank has given value in good faith, has rights in the collateral and has no notice of any lien or adverse claim, or no notice of any change in any rule, regulation or law, the execution of the Loan Documents, together with compliance with such Book Entry Procedures, will perfect the security interest in favor of the Bank created by the Pledge Agreement in the U.S. Treasury Collateral in favor of the Bank.

      9. With respect to each of the Securities which is a specific "uncertificated security" as defined in the Ohio UCC which is issued by an Ohio issuer and is held by a "clearing corporation" as defined in the Ohio UCC, in book entry form and which is identified to the Bank pursuant to the terms of a Pledge Agreement and related Report of Pledge Securities (the "Uncertificated Collateral"), upon making the appropriate entries to the account of the Bank on the books of such clearing corporation, assuming the Bank has given value in good faith, has rights in the collateral and has no notice of any lien or adverse claim, or no notice of any change in any rule, regulation or law, and that UCC -1 financing statement fillings are appropriately made and continued in all locations as required, the security interest in favor of the Bank created by the Pledge Agreement in the right, title and interest of the Trust in the Uncertificated Collateral will be perfected under the Ohio UCC at the time of such entries.